As filed with the Securities and Exchange Commission on December 13, 2005
333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Canadian Imperial Bank of Commerce
(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	13-1942440 (I.R.S. Employer Identification Number)
Commerce Court
Toronto, Ontario
Canada, M5L 1A2
(416) 980-2211
(Address, including zip code, of Registrant’s principal executive office)
CIBC World Markets Incentive Savings Plan for United States Employees
(Full title of the Plans)
Michael G. Capatides
Executive Vice-President and General Counsel
425 Lexington Avenue
New York, New York, 10017
(212) 667-8301
(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)
Copies to:
Edward S. Best
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Per Share(2)	Offering Price	Registration Fee
Common shares, without par value	200,000	$65.25	$13,050,000	$1,397

(1)	The number of Common Shares being registered hereby shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the plans described herein. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered pursuant to the employee benefit plans described herein.
(2)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on December 12, 2005.

SIGNATURES
INDEX TO EXHIBITS
Consent
Powers of Attorney
Incentive Savings Plan
Amendment No. 1 to Incentive Savings Plan
Amendment No. 2 to Incentive Savings Plan
Amendment No. 3 to Incentive Savings Plan
Amendment No. 4 to Incenive Savings Plan
Amendment No. 5 to Incentive Savings Plan
Amendment No. 7 to Incentive Savings Plan
Amendment No. 7 to Incentive Savings Plan
Amendment No. 8 to Incentive Savings Plan
Amendment No. 9 to Incentive Savings Plan
Amendment No. 10 to Incentive Savings Plan
Amendment No. 11 to Incentive Savings Plan
Amendment No. 12 to Incentive Savings Plan
Amendment No. 13 to Incentive Savings Plan
Amendment No. 14 to Incentive Savings Plan

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.      Incorporation of Documents by Reference.
     The following documents filed by Canadian Imperial Bank of Commerce (the “Bank” or “Registrant”) or the CIBC World Markets Incentive Savings Plan for United States Employees (the “Plan”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement.
(a)	The Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2005, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)	The description of the Bank’s Common Shares contained in the Bank’s Registration Statement on Form 40-F filed on September 3, 1997.
     All documents filed by the Bank or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.      Exhibits.
23.1      Consent of Ernst & Young LLP
24.1      Powers of Attorney.
99.1      CIBC World Markets Incentive Savings Plan for United States Employees
99.2      Amendment No.1 to CIBC World Markets Incentive Savings Plan for United States Employees
99.3      Amendment No.2 to CIBC World Markets Incentive Savings Plan for United States Employees
99.4      Amendment No.3 to CIBC World Markets Incentive Savings Plan for United States Employees
99.5      Amendment No.4 to CIBC World Markets Incentive Savings Plan for United States Employees
99.6      Amendment No.5 to CIBC World Markets Incentive Savings Plan for United States Employees
99.7      Amendment No.6 to CIBC World Markets Incentive Savings Plan for United States Employees
99.8      Amendment No.7 to CIBC World Markets Incentive Savings Plan for United States Employees
99.9      Amendment No.8 to CIBC World Markets Incentive Savings Plan for United States Employees
99.10      Amendment No.9 to CIBC World Markets Incentive Savings Plan for United States Employees
99.11      Amendment No.10 to CIBC World Markets Incentive Savings Plan for United States Employees
99.12      Amendment No.11 to CIBC World Markets Incentive Savings Plan for United States Employees
99.13      Amendment No.12 to CIBC World Markets Incentive Savings Plan for United States Employees
99.14      Amendment No.13 to CIBC World Markets Incentive Savings Plan for United States Employees
99.15      Amendment No.14 to CIBC World Markets Incentive Savings Plan for United States Employees
With respect to the CIBC World Markets Incentive Savings Plan for United States Employees, in lieu of the opinion of counsel or determination letter contemplated by Item 601(b) (5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the CIBC World Markets Incentive Savings Plan for United States Employees, and any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to quality the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 12th day of December, 2005.

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ Michael G. Capatides
Name: Michael G. Capatides
Title: Executive Vice President & General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2005.

Signature	Title
* Gerald T. McCaughey	President and Chief Executive Officer (Principal Executive Officer)
* Tom D. Woods	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Francesca Shaw	Senior Vice President and Chief Accountant (Principal Accounting Officer)

* Brent S. Belzberg	Director

* Jalynn H. Bennett	Director

* Gary F. Colter	Director

* Pat M. Delbridge	Director

* William L. Duke	Director

* Ivan E.H. Duvar	Director

* William Etherington	Director

* A.L. Flood	Director

* Margot A. Franssen	Director

* Honourable Gordon D. Giffin	Director

* Honourable James A. Grant	Director

* Linda S. Hasenfrantz	Director

* John S. Lacey	Director

* Honourable John Manley	Director

* Charles Sirios	Director

Signature	Title

* Stephen G. Snyder	Director

* Cynthia M. Trudell	Director

* Ronald W. Tysoe	Director

/s/ Michael G. Capatides Michael G. Capatides	Authorized U.S. Representative

* By:	/s/ Michael G. Capatides

Attorney-in-fact
     Pursuant to the requirements of the Securities Act of 1933, as amended, the appropriate person (or other persons who administer the CIBC World Markets Incentive Savings Plan for United States Employees) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 12th day of December, 2005.

By:	/s/ Bala Ayyal
	Name:	Bala Ayyal
Title: Member of the US Benefits Committee

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP
24.1	Powers of Attorney.
99.1	CIBC World Markets Incentive Savings Plan for United States Employees
99.2	Amendment No.1 to CIBC World Markets Incentive Savings Plan for United States Employees
99.3	Amendment No.2 to CIBC World Markets Incentive Savings Plan for United States Employees
99.4	Amendment No.3 to CIBC World Markets Incentive Savings Plan for United States Employees
99.5	Amendment No.4 to CIBC World Markets Incentive Savings Plan for United States Employees
99.6	Amendment No.5 to CIBC World Markets Incentive Savings Plan for United States Employees
99.7	Amendment No.6 to CIBC World Markets Incentive Savings Plan for United States Employees
99.8	Amendment No.7 to CIBC World Markets Incentive Savings Plan for United States Employees
99.9	Amendment No.8 to CIBC World Markets Incentive Savings Plan for United States Employees
99.10	Amendment No.9 to CIBC World Markets Incentive Savings Plan for United States Employees
99.11	Amendment No.10 to CIBC World Markets Incentive Savings Plan for United States Employees
99.12	Amendment No.11 to CIBC World Markets Incentive Savings Plan for United States Employees
99.13	Amendment No.12 to CIBC World Markets Incentive Savings Plan for United States Employees
99.14	Amendment No.13 to CIBC World Markets Incentive Savings Plan for United States Employees
99.15	Amendment No.14 to CIBC World Markets Incentive Savings Plan for United States Employees
5